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                   EXHIBIT 23.1  CONSENT OF MCGLADREY & PULLEN, LLP

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Rocky Mountain Internet, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Rocky Mountain Internet, Inc. (the "Company") filed January 7, 1997 of our report dated February 23, 1996 relating to the financial statements of the Company for the year ended December 31, 1995 appearing in the December 31, 1996 annual report on Form 10-KSB of Rocky Mountain Internet, Inc.

We also consent to the reference to our firm under the caption "Experts" in such Registration statement.

                                            /S/McGLADREY & PULLEN, LLP

Charlotte, North Carolina
April 17, 1997

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